UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

HSN, Inc.
(Exact name of registrant as specified in charter)

DELAWARE	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HSN Drive, St. Petersburg, FL 33729
(Address of principal executive offices) (Zip Code)

(727) 872-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On July 7, 2016, the Board of Directors of HSN, Inc., a Delaware corporation (the “Company”), increased the size of the Board from nine to ten and appointed Fiona Dias as an additional member of the Board of Directors.  Ms. Dias will also serve on the Compensation and Human Resources Committee.

     Ms. Dias is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held this position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Pennzoil-Quaker State Company and The Procter & Gamble Company.

     Ms. Dias currently serves on the board of directors of Advance Auto Parts, Inc., a specialty retailer, since September 2009 and Realogy Holdings Corp, a real estate brokerage company, since June 2013.  Ms. Dias previously served as a director of Choice Hotels, Inc., a hotel franchisor, from November 2004 to April 2012.

     A copy of the press release announcing the election of Ms. Dias to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     There was no arrangement or understanding between Ms. Dias and any other person pursuant to which she was selected as a director.  There is no family relationship between Ms. Dias and any of the Company’s other directors or executive officers.  Ms. Dias does not have any direct or indirect material interest in any transaction in which the Company is a participant where the amount involved exceeds $120,000.  Ms. Dias will receive cash and equity compensation for her services as a member of the Board of Directors in accordance with the Company’s director compensation policy described in the Company’s most recent Proxy Statement filed with the U.S. Securities and Exchange Commission on April 4, 2016.

Item 9.01. Financial Statements and Exhibits.

     (d)    Exhibits

     99.1   Press Release dated July 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, Inc.

Date: July 7, 2016	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated July 07, 2016.